Exhibit 1.1

HOME BANCSHARES, INC.

(an Arkansas corporation)

$300,000,000

3.125% Fixed-to-Floating Rate Subordinated Notes due 2032

UNDERWRITING AGREEMENT

January 13, 2022

Piper Sandler & Co.

1251 Avenue of the Americas, 6th Floor

New York New York 10020

Ladies and Gentlemen:

Home BancShares, Inc., an Arkansas corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to Piper Sandler & Co. (the “Underwriter”), $300,000,000 principal amount of its 3.125% Fixed-to-Floating Rate Subordinated Notes due 2032 (each a “Note” and collectively, the “Notes”). The Notes will be issued pursuant to a Subordinated Indenture, dated as of April 3, 2017, and a Second Supplemental Indenture to be dated as of January 18, 2022 (collectively, the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”).

1. (a) The Company represents and warrants to the Underwriter, as of the date hereof, as of the Closing Date (as defined below) (each such date, a “Representation Date”), and as of the Applicable Time referred to in Section 1(a)(v) hereof, and agrees with the Underwriter, as follows:

(i) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” (as defined in Rule 405 (“Rule 405”) of the rules and regulations (the “1933 Act Regulations”) of the Commission under the Securities Act of 1933, as amended (the “1933 Act”)) on Form S-3 (Registration No. 333-261495), including each preliminary prospectus or prospectus included therein, which registration statement became effective upon filing under Rule 462(e) (“Rule 462(e)”) of the 1933 Act Regulations, and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “TIA”), and the Company has filed such post-effective amendments thereto as may be required prior to the execution of this Agreement and each such post-effective amendment is effective under the 1933 Act. Such registration statement covers the registration of the Notes under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement with respect to the Notes and the Base Prospectus (as defined below) in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in each such final prospectus supplement or the Base Prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus, together with the related prospectus supplement, used in connection with the offering of the Notes that omitted the Rule 430B Information or that was captioned “Subject to Completion” (or a similar caption) is herein called, together with the documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, a “preliminary prospectus” and all references herein to any “preliminary prospectus” shall be deemed to mean and include, without limitation, the Statutory Prospectus (as defined below) and each “preliminary prospectus” included in the registration statement referred to above. Such registration statement, at any given time, including the amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time, and the documents and information (including, without limitation, any Rule 430B Information) otherwise deemed to be a part thereof or included therein by 1933 Act Regulations at such time, is herein called the “Registration Statement.” The Company’s prospectus dated December 3, 2021 (the “Base Prospectus”) and the prospectus supplement dated as of the date hereof, relating to the offering of the Notes in the form first furnished to the Underwriter by the Company for use in connection with the offering of the Notes (whether to meet the requests of purchasers pursuant to Rule 173 (“Rule 173”) under the 1933 Act Regulations or otherwise), including the documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time, are hereinafter called, collectively, the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer-Represented Free Writing Prospectus (as defined below) or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”). The Company meets the requirements for use of Form S-3 under the 1933 Act.

In the event that the Company shall file a registration statement pursuant to Rule 462(b) under the 1933 Act (a “Rule 462(b) Registration Statement”) in connection with the offering of the Notes, then, from and after the date of such filing, all references herein to the “Registration Statement” shall be deemed to mean and include such Rule 462(b) Registration Statement, mutatis mutandis, unless otherwise expressly stated or the context otherwise requires.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated or deemed to be incorporated by reference in, or otherwise deemed by the 1933 Act Regulations (including, without limitation, pursuant to Rule 430B(f) of the 1933 Act Regulations) to be a part of or included in, the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus, the Statutory Prospectus or the Prospectus, as the case may be.

(ii) At the time of filing the Registration Statement, at the time of each subsequent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), at the time the Company or any person acting on its behalf (within the meaning, for this subsection only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Notes in reliance on the exemption of Rule 163 of the 1933 Act Regulations, at the Applicable Time and at each Representation Date, the Company is, was and will be a “well-known seasoned issuer” (as defined in Rule 405), including not being an “ineligible issuer” (as defined in Rule 405). The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405), and the Notes, as of the date of their registration on the Registration Statement, were, and, as of each Representation Date, remained, remain and will remain eligible for registration by the Company on an “automatic shelf registration statement” under Rule 405. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

At the earliest time that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Notes, the Company was not, nor is it as of the Applicable Time and at each Representation Date, an “ineligible issuer,” as defined in Rule 405.

(iii) The Registration Statement became effective upon filing under Rule 462(e) on December 3, 2021 and any post-effective amendments thereto also became effective upon filing under Rule 462(e). Any Rule 462(b) Registration Statement has become or will become effective upon filing thereof with the Commission. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information with respect to the Registration Statement (or any document incorporated or deemed to be incorporated therein by reference pursuant to the 1934 Act) has been complied with.

(iv) At the respective times the Registration Statement, any amendment thereto, and any Rule 462(b) Registration Statement became effective, at the time the Company’s most recent Annual Report on Form 10-K was filed with the Commission, at each “new effective date” with respect to the Underwriter pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, and at the Applicable Time and each Representation Date, the Registration Statement and any amendments thereto complied, comply and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the TIA, and did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that the Company makes no representation and warranty with respect to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the TIA.

As of the date the Prospectus or any amendment or supplement thereto was issued and as of each Representation Date, neither the Prospectus nor any amendment or supplement thereto included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424(b) under the 1933 Act, complied when so filed (or, in the case of any preliminary prospectus or part thereof that was not filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(b), complied as of its date), and each Prospectus and any amendments or supplements thereto filed pursuant to Rule 424(b) under the 1933 Act complied when so filed (or, in the case of any Prospectus or amendment or supplement thereto that was not filed pursuant to Rule 424(b), complied as of its date), in all material respects with the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and the Prospectus and any amendments or supplements thereto delivered to the Underwriter for use in connection with the offering of the Notes (whether to meet requests of purchasers pursuant to Rule 173 or otherwise) was identical, except for any de minimis changes, to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(v) As of the Applicable Time, neither (x) all Issuer-Represented General Use Free Writing Prospectuses (as defined below) issued at or prior to the Applicable Time, as applicable, the Final Term Sheet and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer-Represented Limited-Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this Section 1(a)(v) and elsewhere in this Agreement:

“Applicable Time” means 4:00 p.m. (New York City time) on January 13, 2022, or such other date or time as agreed by the Company and the Underwriter in writing.

“Final Term Sheet” means the final term sheet set forth on Schedule III hereto, reflecting the final terms of the Notes.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Notes (including, without limitation, any such issuer free writing prospectus that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Notes or of the offering that does not reflect the final terms), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer-Represented General Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II hereto.

“Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Use Free Writing Prospectus.

“Statutory Prospectus” means, at any time, the Base Prospectus and the preliminary prospectus supplement dated January 13, 2022, relating to the offering of the Notes, in the form first furnished to the Underwriter by the Company for use in connection with the offering of the Notes, including the documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time.

Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offering and sale of the Notes, did not, does not and will not include any information that materially conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus, in each case including the documents incorporated and deemed to be incorporated by reference therein.

The representations and warranties in this Section 1(a)(v) shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package, the Prospectus or any Issuer-Represented Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the Underwriter’s Information (as defined below) described as such in Section 8 hereof.

(vi) The Company has not prepared, made, used, authorized, approved or distributed and will not, and will not cause or allow its agents or representatives to, prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or a solicitation of an offer to buy the Notes, or otherwise is prepared to market the Notes, other than the Registration Statement, the General Disclosure Package, the Prospectus or any Issuer-Represented Free Writing Prospectus reviewed and consented to by the Underwriter.

(vii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package, or the Prospectus, at the respective time they were or hereafter are filed with the Commission, complied, comply and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no material contracts or other documents required to be described in such incorporated documents or the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to such incorporated documents or the Registration Statement, the General Disclosure Package or the Prospectus which have not been described or filed as required.

(viii) The statements set forth in the Statutory Prospectus or the Prospectus under the captions “Risk Factors,” “Description of Capital Stock,” “Description of Subordinated Debt Securities,” and “Description of Notes,” insofar as they purport to constitute a summary of the terms of the Notes or certain provisions of the Company’s restated articles of incorporation, as amended, and amended and restated bylaws or Arkansas law, and under the captions “Material U.S. Federal Income Tax Considerations,” “Certain ERISA Considerations,” and “Supervision and Regulation” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, insofar as they purport to describe the provisions of the laws, rules, regulations and documents referred to therein, are accurate and complete in all material respects. Each Transaction Document (as defined below) conforms in all material respects to the description thereof contained in the Registration Statement, General Disclosure Package, and the Prospectus.

(ix) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Arkansas and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not reasonably be expected to have a Material Adverse Effect (as defined below). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Annex III (the “Subsidiaries”). The Company does not have any significant subsidiaries (as defined in Rule 1-02 of Regulation S-X (a “Significant Subsidiary”)) other than Subsidiaries listed on Exhibit 21 to the Company’s most recent Annual Report on Form 10-K filed with the Commission. Each Subsidiary is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation with power and authority to own its properties and conduct its business as described in each of the General Disclosure Package and the Prospectus, and is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not reasonably be expected to have a Material Adverse Effect (as defined below).

(x) Subsequent to the respective dates as of which information is contained in the Registration Statement, the General Disclosure Package and the Prospectus, except as disclosed therein, (i) neither the Company nor any of the Subsidiaries has incurred any liabilities, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that would have a Material Adverse Effect (as defined below), or has entered into any transactions not in the ordinary course of business that are material to the Company and the Subsidiaries taken as a whole, (ii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or the Subsidiaries, or any payment of or declaration to pay any dividends or any other distribution with respect to the Company, other than cash or stock dividends in the normal course of business consistent with past practice, and (iii) there has not been any material adverse change in the properties, business, financial prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole (a “Material Adverse Effect”).

(xi) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Centennial Bank (the “Bank”) holds the requisite authority to do business as a state chartered banking association as described in each of the General Disclosure Package and the Prospectus. The Company and each Subsidiary are in compliance with all laws administered by the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and any other federal or state bank regulatory authorities with jurisdiction over the Company and its Subsidiaries, except for failures to be so in compliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xii) The Company is subject to the reporting requirements of the 1934 Act and, during the last 12 months, has timely filed all reports required thereby. The Company meets the requirements under the 1933 Act specified in the Financial Industry Regulatory Authority (“FINRA”) Conduct Rule 5110(b)(7)(C)(i).

(xiii) The Company has an authorized capitalization as set forth in each of the General Disclosure Package and the Prospectus under the heading “Capitalization.” The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to any preemptive or other similar rights. The authorized capital stock of the Company conforms and will conform in all material respects as to legal matters to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. With respect to each of the Subsidiaries, all the issued and outstanding shares of such Subsidiary’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, are owned directly by the Company or one of its Subsidiaries free and clear of any liens, claims or encumbrances.

(xiv) The Notes have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for in the manner set forth in this Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, and will be entitled to the benefits of the Indenture.

(xv) The Indenture has been duly authorized by the Company and is duly qualified under the TIA and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, and will conform to the description thereof contained in each of the Registration Statement, the General Disclosure Package and the Prospectus.

(xvi) The Notes and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

(xvii) The Company has the requisite corporate power and authority to enter into this Agreement, the Notes and the Indenture (collectively, the “Transaction Documents”) and to perform its obligations contemplated hereby and thereby. This Agreement has been duly authorized, executed and delivered by the Company and all action required to be taken by the Company for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been, or, for the Transaction Documents other than this Agreement, will be prior to the Closing Date, duly and validly taken. This Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, and subject to 12 U.S.C. § 1818(b) (6)(D) (or any successor statute) and similar bank regulatory powers and the application of principles of public policy, and except as rights to indemnity or contribution, including but not limited to, indemnification provisions set forth in Section 8 of this Agreement, may be limited by federal or state securities law or the public policy underlying such laws.

(xviii) Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than stock options issued to the Company’s employees, directors, agents or consultants) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of the Subsidiaries or for the account of a customer of the Company or one of the Subsidiaries, were entered into in the ordinary course of business and in accordance in all material respects with applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed by the Company to be financially responsible at the time. The Company and each of the Subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xix) BKD, LLP, which has certified and expressed its opinion with respect to certain of the consolidated financial statements incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and pursuant to the rules applicable to such accountants adopted by the Public Company Accounting Oversight Board, and BKD, LLP is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 with respect to the Company. BKD, LLP was, during the term of its engagement, an independent registered public accounting firm with respect to Happy Bancshares, Inc. (“Happy”) and its subsidiaries, as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and pursuant to the rules applicable to such accountants adopted by the Public Company Accounting Oversight Board.

(xx) The execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Notes by the Company, the compliance by the Company with all of the provisions of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents (including, without limitation, the use of proceeds from the sale of the Notes as described in the Statutory Prospectus or the Prospectus under the caption “Use of Proceeds”), do not and will not (i) violate or conflict with any provision of the restated articles of incorporation or amended and restated bylaws of the Company, each as amended through the date hereof, or the organizational documents of any Subsidiary and (ii) except as would not reasonably be expected to result in a Material Adverse Effect and will not materially and adversely affect the Company’s ability to consummate the transactions contemplated by this Agreement, will not (x) result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company or any Subsidiary pursuant to the terms or provisions of, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default or Debt Repayment Triggering Event (as defined below) under, or give rise to the accelerated due date of any payment due under, any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective properties may be bound or affected or (y) violate any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Company or any Subsidiary or any of their respective properties. All consents, approvals, licenses, qualifications, authorizations or other orders of any court, regulatory body, administrative agency or other governmental agency or body that are required for the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated by the Transaction Documents, including the issuance, sale, authentication and delivery of the Notes, have been obtained, except such consents, approvals authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriter. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time or both would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) issued by the Company, the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

(xxi) No “nationally recognized statistical rating organization” (as defined in Rule 436(g)(2) under the 1933 Act) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) to retain any rating assigned to the Company or any of its Subsidiaries or to any securities of the Company or any of its Subsidiaries or (ii) has indicated to the Company that it is considering (A) the downgrading, suspension, or withdrawal of or any review (or of any potential or intended review) for a possible adverse change in, any rating so assigned (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) or (B) any adverse change in the outlook for any rating of the Company or any of its Subsidiaries or any securities of the Company or any of its Subsidiaries.

(xxii) No person has the right to require the Company or any of its Subsidiaries to register any securities for sale under the 1933 Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Notes to be sold by the Company hereunder.

(xxiii) Except as would not reasonably be expected to have a Material Adverse Effect, the material contracts to which the Company or any of its Subsidiaries is a party, have been duly and validly authorized, executed and delivered by the Company or its Subsidiaries, as the case may be, and constitute the legal, valid and binding agreements of the Company or its Subsidiaries, as the case may be, enforceable by and against it or its Subsidiaries, as the case may be, in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, and subject to 12 U.S.C. § 1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and to the application of principles of public policy, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws.

(xxiv) The deposit accounts of the Bank are insured by the Deposit Insurance Fund to the fullest extent permitted by the law and the rules and regulations of the FDIC and no proceeding for the revocation or termination of such deposit insurance has been instituted or is pending or, to the knowledge of the Company, is threatened.

(xxv) Except as disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic, or foreign, which actions, suits or proceedings, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and no labor disturbance by the employees of the Company exists or, to the Company’s knowledge, is imminent, that would reasonably be expected to have a Material Adverse Effect.

(xxvi) Except as disclosed in each of the General Disclosure Package and the Prospectus, no Subsidiary of the Company is currently prohibited, directly or indirectly, under any order of the FDIC or the Federal Reserve (other than orders applicable to banks and their holding companies and their subsidiaries generally) or any other federal or state bank regulatory authorities with jurisdiction over any Subsidiary, under any applicable law, or under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company.

(xxvii) The Company and each Subsidiary have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, mortgages, pledges, or encumbrances of any kind except (i) those that do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries, or (ii) those that would not reasonably be expected to have a Material Adverse Effect. Any real property and buildings held under lease or sublease by the Company or any of its Subsidiaries are held under valid, subsisting and enforceable leases. Neither the Company nor any Subsidiary has any notice of any claim that has been asserted by anyone adverse to the rights of the Company or any of its Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any Subsidiary thereof to the continued possession of the leased or subleased premises under any such lease or sublease, except claims that would not be reasonably expected to have a Material Adverse Effect.

(xxviii) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries is a party to a letter of intent, accepted term sheet or similar instrument or any binding agreement that contemplates an acquisition, disposition, transfer or sale of the assets (as a going concern) or capital stock of the Company or of any Subsidiary or business unit or any similar business combination transaction which would be material to the Company and its Subsidiaries taken as a whole.

(xxix) Except as disclosed in each of the General Disclosure Package and the Prospectus, since December 31, 2020, (i) the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course, consistent with prior practice, (ii) except for publicly disclosed ordinary cash dividends on its Common Stock, the Company has not made or declared any distribution in cash or in kind to its shareholders, (iii) neither the Company nor any of its Subsidiaries has issued any capital stock or securities issuable into capital stock except for securities issued pursuant to the Company’s existing shareholder approved equity incentive plans, (iv) neither the Company nor its Subsidiaries has incurred any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not fully reflected or reserved against in the financial statements described in Section 1(a)(xliii), except for liabilities that have arisen since such date in the ordinary and usual course of business and consistent with past practice and that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect and (v) no event or events have occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. As used in this paragraph, references to the General Disclosure Package and the Prospectus exclude any amendments or supplements thereto subsequent to the date of this Agreement.

(xxx) The Company owns, is licensed or otherwise possesses adequate rights to use, all patents, patent rights, inventions, know-how (including trade secrets and other unpatented or unpatentable or confidential information, systems, or procedures), trademarks, service marks, trade names, copyrights and other intellectual property rights (collectively, the “Intellectual Property”) necessary for the conduct of its business as it is currently conducted and as described in each of the General Disclosure Package and the Prospectus, except as would not reasonably be expected to have a Material Adverse Effect. No claims have been asserted against the Company by any person with respect to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such Intellectual Property except as would not reasonably be expected to have a Material Adverse Effect.

(xxxi) Except as described in the General Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries is (a) in violation of its charter, bylaws or other organizational documents, as applicable; (b) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute such a default or result in the creation or imposition of any lien, charge, or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any agreement, mortgage, deed of trust, lease, franchise, license, indenture or permit; or (c) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clauses (b) and (c) above, as would not reasonably be expected to have a Material Adverse Effect.

(xxxii) The Company and its Subsidiaries are and at all prior times were, in compliance with Environmental Laws and Regulations, except where failure to be so in compliance would not be reasonably expected to have a Material Adverse Effect. “Environmental Laws and Regulations” shall mean any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment or natural resources, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. Neither the Company nor its Subsidiaries has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any release or threat of release of Hazardous Materials.

(xxxiii) Except as described in the General Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter (including, without limitation, any notification from the Federal Reserve of a proposal to increase the minimum capital requirements of the Company or any of its Subsidiaries, pursuant to the Federal Reserve’s authority under 12 U.S.C. 3907(a)(2)) from, or has adopted any board resolutions at the request of, any agency that currently relates to or restricts in any material respect the conduct of their business or that in any manner relates to their capital adequacy, credit policies or management (each, a “Regulatory Agreement”), nor has the Company or any of its Subsidiaries been advised by any agency that it is considering issuing or requesting any such Regulatory Agreement. The Bank is an insured depository institution and has received a Community Reinvestment Act rating of “Satisfactory” or better. There is no unresolved violation, criticism or exception by any agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect. The application of the proceeds received by the Company from the issuance, sale and delivery of the Notes as described in the General Disclosure Package, and the Prospectus, will not violate Regulation T, U or X of the Federal Reserve or any other regulation of the Federal Reserve.

(xxxiv) Neither the Company nor any of its Subsidiaries has participated in any reportable transaction, as defined in Treasury Regulation Section 1.6011-4(b)(1).

(xxxv) Except as disclosed in the General Disclosure Package, the Company and each Subsidiary has filed on a timely basis (giving effect to extensions) all required federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon to the extent that such taxes have become due and are not being contested in good faith, and the Company does not have knowledge of any tax deficiency that has been or might be asserted or threatened against it or any Subsidiary, in each case, that would reasonably be expected to have a Material Adverse Effect. All material tax liabilities accrued through the date hereof have been adequately provided for on the books of the Company. There is no tax lien, whether imposed by any federal, state or other taxing authority, outstanding against the assets of the Company or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect.

(xxxvi) Neither the Company nor the Bank is required and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the General Disclosure Package or the Prospectus, will be required to register as an “investment company,” under the Investment Company Act of 1940, as amended.

(xxxvii) The Company and each of its Subsidiaries maintain insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company reasonably believes is adequate to protect its business on a consolidated basis, including, but not limited to, insurance covering real and personal property owned or leased by the Company or any of its Subsidiaries, operations, personnel and businesses, all of which insurance is in full force and effect. There are no claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause which would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received notice from any insurance carrier that such insurance will be canceled or that coverage thereunder will be reduced or eliminated, and there are presently no material claims pending under policies of such insurance and no notices have been given by the Company or any Subsidiary under such policies.

(xxxviii) Neither the Company nor to the knowledge of the Company, any affiliate of the Company nor, to the knowledge of the Company, any person acting on their behalf has taken, nor will the Company or any affiliate or any person acting on their behalf take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes.

(xxxix) The statistical, industrial and market-related data contained or incorporated by reference in the Prospectus or the General Disclosure Package is based on or derived from sources which the Company believes are reliable and accurate in all material respects and are presented on a reasonable basis in all material respects. Each “forward-looking statement” (within the meaning of Section 27A of the 1933 Act or Section 21E of the 1934 Act) contained or incorporated by reference in the Prospectus or the General Disclosure Package has been made or reaffirmed with a reasonable basis and in good faith.

(xl) No transaction has occurred or relationship, direct or indirect, exists between or among the Company or any Subsidiary, on the one hand, and its officers, directors or shareholders, customers or suppliers, on the other hand, that is required by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations to have been described in the Registration Statement, the General Disclosure Package or the Prospectus or any documents incorporated or deemed to be incorporated by reference therein and that is not so described as required.

(xli) There is no transaction, arrangement or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would reasonably be expected to have a Material Adverse Effect.

(xlii) The Company and each Subsidiary has all franchises, licenses, permits, certificates and other authorizations from such federal, state or local government or governmental agency, department or body that are currently necessary to own, lease and operate their respective properties and currently necessary for the operation of their respective businesses, except where the failure to possess currently such franchises, licenses, permits, certificates and other authorizations is not reasonably expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such franchise, license, permit, certificate or other authorizations that, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(xliii) The audited consolidated financial statements and related notes and supporting schedules of the Company and the Subsidiaries incorporated by reference into the Registration Statement, the General Disclosure Package and the Prospectus (the “Financial Statements”) present fairly, in all material respects, the financial position, results of operations, stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries, as of the respective dates and for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles of the United States, applied on a consistent basis throughout the periods involved, except as expressly stated in the related notes thereto, and the requirements of Regulation S-X. The financial data set forth under the caption “Capitalization” in the General Disclosure Package and the Prospectus has been prepared on a basis consistent with that of the Financial Statements. The unaudited as adjusted financial information and related notes and supporting schedules of the Company and the Subsidiaries contained in the Registration Statement, the General Disclosure Package and the Prospectus have been prepared in accordance with the requirements of Regulation S-X in all material respects and have been properly presented on the basis described therein, and give effect to assumptions used in the preparation thereof that are on a reasonable basis and in good faith and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The financial statements (including the related notes thereto) of Happy and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the 1933 Act and the 1934 Act and present fairly, in all material respects, the financial position, results of operations, stockholders’ equity and cash flows of Happy and its consolidated subsidiaries, as of the respective dates and for the respective periods to which they apply; such financial statements have been prepared in accordance with generally accepted accounting principles of the United States, applied on a consistent basis throughout the periods involved, except as expressly stated in the related notes thereto. The other financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus with respect to Happy and its consolidated subsidiaries has been derived from the accounting records of Happy and its consolidated subsidiaries and, to the Company’s knowledge, presents fairly the information shown thereby. The pro forma financial statements (including the related notes thereto) included and incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with Regulation S-X, comply as to form with the requirements of Regulation S-X, the 1933 Act and the 1933 Act Regulations and have been properly compiled on the bases described therein, and give effect to the assumptions used in the preparation thereof that are on a reasonable basis and in good faith and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No other financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package and the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines thereto. To the extent applicable, all disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Commission’s rules and regulations) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K under the 1934 Act, as applicable.

(xliv) The Company is in compliance in all material respects with the requirements of the New York Stock Exchange (the “NYSE”) for continued listing of its Common Stock thereon. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of its Common Stock under the 1934 Act or the listing of its Common Stock on the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing. The transactions contemplated by this Agreement will not contravene the rules and regulations of the NYSE. The Company will comply with all requirements of the NYSE with respect to the issuance of the Notes.

(xlv) The Company maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the 1934 Act) that have been designed by, or under the supervision of, its principal executive and financial officer, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the 1934 Act) that are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and the Company’s principal financial officer or persons performing similar functions. The Company has not become aware of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company has conducted evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 and Rule 15d-15 of the Exchange Act and such disclosure controls and procedures are effective. The Company and its Subsidiaries are otherwise in compliance in all material respects, and will comply in all material respects, with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

(xlvi) The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Notes.

(xlvii) Neither the Company, nor any Subsidiary, nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made or authorized any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the U.K. Bribery Act 2010 (the “Bribery Act”) or any law, rule or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997 (the “Convention”); or (iv) made or authorized any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or giving of anything of value to any foreign or domestic government official or employee. The Company has instituted and maintains procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with the Convention, the FCPA and similar laws, rules and regulations based on the business of the Company as conducted on the date hereof.

(xlviii) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, Title 18 U.S. Code section 1956 and 1957, the Patriot Act and the money laundering statutes of all jurisdictions in which the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened. Each of the Company and its Subsidiaries has instituted and maintains policies and procedures designed to ensure continued compliance with the Money Laundering Laws.

(xlix) None of the Company, any Subsidiary or, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries is (A) an individual or entity currently subject to or, to the Company’s knowledge, a target of any U.S. sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of Treasury’s Office of Foreign Assets Control or the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) or (B) located, organized or resident in a country or territory that is subject of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria and Crimea (each, a “Sanctioned Country”). The Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(l) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any debt securities during the six-month period preceding the date hereof.

(li) Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any Subsidiary any brokerage or finder’s fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.

(lii) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any material liability; the

Company has not incurred and does not expect to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan”; or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “Pension Plan” for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(liii) There has been no storage, disposal, generation, manufacture, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company or any Subsidiary (or, to the knowledge of the Company, any of their predecessors in interest for whose acts or omissions the Company or its Subsidiaries is or could reasonably be expected to be liable) at, upon or from any of the property now or previously owned or leased by the Company or any Subsidiary in violation of any Environmental Laws and Regulations or order, judgment, decree or permit or that would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind into such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any Subsidiary or with respect to which the Company or any Subsidiary have knowledge; in each of the foregoing cases, except as would not reasonably be expected to have a Material Adverse Effect. As used in this Section 1(a)(lv), the terms “hazardous wastes”, “toxic wastes”, “hazardous substances”, and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

(liv) (i) The Company is not aware of any security breach or other compromise relating to the Company’s or its Subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”), except for those that have been remedied without material cost or liability; (ii) neither the Company nor any of its Subsidiaries have been notified of, and have no knowledge of, any event or condition that would reasonably be expected to result in any material security breach or other compromise to their IT Systems and Data; and (iii) the Company and its Subsidiaries have implemented appropriate controls, policies, procedures and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their respective IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court, arbitrator or governmental or regulatory authority and internal policies relating to the privacy and security of IT Systems and Data and to the reasonable protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(lv) The Company has entered into the Agreement and Plan of Merger by and among the Company, the Bank, the Company’s acquisition subsidiary, HOMB Acquisition Sub III, Inc., Happy and its subsidiary bank, Happy State Bank (“HSB”), dated as of September 15, 2021, as amended October 18, 2021 and further amended November 8, 2021 (the “Merger Agreement”), pursuant to which the Company and the Bank will acquire Happy and HSB. In connection with the transactions contemplated by the Merger Agreement, the Company conducted a “due diligence” review of the business, financial condition, results of operations and business prospects of Happy and HSB. The Merger Agreement has been duly authorized, executed and delivered by the Company and the Bank and, assuming the Merger Agreement is the valid and binding obligation of Happy and HSB, constitutes a valid and binding agreement of each of the Company and the Bank and is enforceable against each of the Company and the Bank in accordance with its terms subject to (A) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally, and (B) general equitable principles relating to the availability of remedies, regardless of whether considered in a proceeding in equity or at law, and an implied covenant of good faith and fair dealing, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies. The Company is not aware of any breach or development in connection with the Merger Agreement, except for such breaches or developments that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated by the Merger Agreement.

2. (a) Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, the principal amount of the Notes set forth opposite the Underwriter’s name in Schedule I hereto at a purchase price equal to 99.07% of the principal amount thereof plus accrued interest, if any, from January 18, 2022 to the Closing Date.

(b) The Company understands that the Underwriter intends to make a public offering of the Notes as soon after the effectiveness of this Agreement as in the judgment of the Underwriter is advisable. The Company acknowledges and agrees that the Underwriter may offer and sell the Notes to or through any affiliate of the Underwriter and that any such affiliate may offer and sell the Notes purchased by it to or through the Underwriter.

3. Upon the authorization by the Underwriter of the release of the Notes, the Underwriter proposes to offer the Notes for sale upon the terms and conditions set forth in the Prospectus.

4. (a) Payment for the Notes shall be made by wire transfer of immediately available funds to the account(s) specified by the Company to the Underwriter against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriter, of one or more global notes representing the Notes (collectively, the “Global Notes”), with any transfer or other taxes payable in connection with the sale of the Notes duly paid by the Company. The Company will cause the Global Notes to be made available for checking at least twenty-four hours prior to the Time of Delivery with respect thereto. The time and date of such delivery and payment shall be 9:00 a.m. New York City Time, on January 18, 2022 (the “Closing Date”) or such other time and date as the Underwriter and the Company may agree upon in writing. Such time and date for delivery of the Notes is herein called the “Time of Delivery.”

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Notes and any additional documents requested by the Underwriter pursuant to Section 7(j) hereof, will be delivered at the offices of Alston & Bird LLP, 1201 West Peachtree Street, Atlanta, GA 30309, or at such other place as shall be agreed upon by the Underwriter and the Company, including by electronic exchange of documents. As used herein, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company covenants with the Underwriter:

(a) To prepare the Prospectus in a form approved by the Underwriter and to file such Prospectus pursuant to Rule 424(b) under the 1933 Act (without reliance on Rule 424(b)(8)) not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430B under the 1933 Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by the Underwriter promptly after reasonable notice thereof; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement or any Rule 462(b) Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriter with copies thereof; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any preliminary prospectus, Issuer-Represented Free Writing Prospectus or Prospectus, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any preliminary prospectus, any Issuer-Represented Free Writing Prospectus or Prospectus (in each case, including any document incorporated or deemed to be incorporated by reference therein) or for additional information; and in the event of the issuance of any stop order or of any order preventing or suspending the use of any preliminary prospectus, Issuer-Represented Free Writing Prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order.

(b) If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will notify promptly the Underwriter so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented and the Company will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(c) The Company represents and agrees that, unless it obtains the prior written consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior written consent of each of the Company, it has not made and will not make any offer relating to the Notes that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the 1933 Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company represents that it has satisfied the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show. The Company consents to the use by the Underwriter of an Issuer-Represented Free Writing Prospectus that contains information describing the preliminary terms of the Notes or is the Final Term Sheet, each of which is a Permitted Free Writing Prospectus.

(d) The Company will promptly, from time to time, take such action as the Underwriter may reasonably request to qualify the Notes for offering and sale under the securities laws of such jurisdictions as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(e) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriter with copies of the Prospectus in New York City in such quantities as the Underwriter may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Notes and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the 1933 Act or the 1933 Act Regulations, to notify the Underwriter and upon its request to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case the Underwriter is required to deliver a prospectus in connection with sales of any of the Notes at any time nine months or more after the time of issue of the Prospectus, upon its request, to prepare and deliver to the Underwriter as many copies as the Underwriter may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act.

(f) The Company will make generally available to its security holders as soon as practicable an earnings statement that satisfied the provisions of Section 11(a) of the 1933 Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the effective date of the Registration Statement. Except as disclosed in the General Disclosure Package and the Prospectus under “Use of Proceeds,” from the date of this Agreement and continuing through and including the date that is the New York Business Day following the Closing Date, the Company will not, and will not permit any Subsidiary to, without the prior written consent of the Underwriter, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any of its Subsidiaries.

(g) To comply with the letter of representation of the Company to DTC relating to the approval of the Notes by DTC for “book-entry” transfer.

(h) For so long as any amounts under the Notes remain outstanding, to furnish to its shareholders, as soon as practicable after the end of each fiscal year, an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by an independent registered public accounting firm) and, as soon as practicable after the end of each of the first three quarters of each fiscal year, to furnish to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail. For purposes of this paragraph, documents shall be deemed furnished to the Company’s shareholders if filed on EDGAR.

(i) During a period of three years from the date of this Agreement, to furnish to the Underwriter or provide on EDGAR copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to the Underwriter (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and (ii) such additional information concerning the business and financial condition of the Company as the Underwriter may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission). For purposes of this paragraph, documents shall be deemed furnished to the Underwriter if filed on EDGAR.

(j) To use the net proceeds received by it from the sale of the Notes pursuant to this Agreement in the manner specified in each of the General Disclosure Package and the Prospectus under the caption “Use of Proceeds.”

(k) If the Company elects to rely on Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.

(l) The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Represented Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the 1933 Act.

6. The Company covenants and agrees with the Underwriter that the Company will pay or cause to be paid the following:

(a) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Notes under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (b) the cost of printing or producing this Agreement, any Blue Sky memorandum and any other documents in connection with the offering, purchase, sale and delivery of the Notes; (c) the filing fees incident to, and the fees and disbursements of counsel for the Underwriter in connection with, securing any required review by FINRA of the terms of the sale of the Notes; (d) the cost and charges of any transfer agent or registrar; (e) the fees and expenses of the Trustee and any paying agent (including reasonable related fees and disbursements of any counsel to such parties); (f) all expenses incurred by the Company in connection with any “road show” to potential investors; (g) all reasonable fees and expenses incurred by the Underwriter in connection with its services to be rendered hereunder including, without limitation, road show or investor presentation expenses, word processing charges, the costs of printing or producing any investor presentation materials, messenger and duplicating service expenses, facsimile expenses and other customary expenditures (including the reasonable fees and expenses of counsel to the Underwriter); and (h) all other reasonable costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

7. The obligations of the Underwriter hereunder, as to the Notes to be delivered at the Time of Delivery, shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus containing the Rule 430B Information shall have been filed with the Commission pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(d)(8)) and in accordance with Section 5(a) hereof, the Final Term Sheet and any other material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Underwriter; and, to the extent applicable, FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(b) Alston & Bird LLP, counsel for the Underwriter, shall have furnished to the Underwriter such written opinion and 10b-5 statement, dated as of the Time of Delivery, with respect to matters as the Underwriter may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(c) Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C., counsel for the Company, shall have furnished to the Underwriter such counsel’s written opinion and 10b-5 statement, dated as of the Time of Delivery, in form and substance reasonably satisfactory to the Underwriter, substantially in the form of Annex I hereto.

(d)

(i) At the time of execution of this Agreement, BKD, LLP shall have furnished to the Underwriter two separate letters, one with respect to the Company and one with respect to Happy, dated the date of this Agreement, in form and substance satisfactory to the Underwriter, each containing statements and information of the type ordinarily included in accountants “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the preliminary prospectus supplement dated January 13, 2022 and the Prospectus and, at the effective date of any post-effective amendment to the Registration Statement after the date of this Agreement and at the Time of Delivery, BKD, LLP shall have furnished to the Underwriter two separate letters, dated as of such effective date or the Time of Delivery, as the case may be, in form and substance reasonably satisfactory to the Underwriter, to the effect that they reaffirm the statements made in the letters furnished at the time of execution of this Agreement, except that the specified date referred to therein shall be a date not more than three business days prior to such effective date or Time of Delivery, as the case may be.

(ii) At the time of execution of this Agreement, at the effective date of any post-effective amendment to the Registration Statement after the date of this Agreement and at the Time of Delivery, as the case may be, (A) the Company shall have furnished to the Underwriter a certificate, dated the respective dates of delivery thereof and addressed to the Underwriter, of its chief financial officer with respect to certain financial data of the Company contained in the General Disclosure Package and the Prospectus, providing “management comfort” with respect to such information and (B) Happy shall have furnished to the Underwriter a certificate, dated the respective dates of delivery thereof and addressed to the Underwriter, of its chief financial officer with respect to certain financial data of Happy contained in the General Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in each case, in form and substance reasonably satisfactory to the Underwriter.

(e) (i) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included in each of the General Disclosure Package and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in each of the General Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in each of the General Disclosure Package and the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, otherwise than as set forth or contemplated in each of the General Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriter so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes being delivered at the Time of Delivery on the terms and in the manner contemplated in each of the General Disclosure Package and the Prospectus. As used in this paragraph, references to the General Disclosure Package and the Prospectus exclude any amendments or supplements thereto subsequent to the date of this Agreement.

(f) At the time of execution of this Agreement, the Company shall have delivered to the Underwriter a letter from Kroll Bond Rating Agency, Inc. assigning a rating to the Notes of BBB. On or after the date hereof (i) no downgrading shall have occurred in the rating accorded to the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company’s debt securities.

(g) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE, the Nasdaq Global Market or the Nasdaq Capital Market or any setting of minimum or maximum prices for trading on such exchange; (ii) a suspension or material limitation in trading of any securities of the Company on any exchange or in the over-the-counter market; (iii) a general moratorium on commercial banking activities declared by either federal, New York or Delaware state authorities; (iv) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed; or (v) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or a material adverse change in general economic, political or financial conditions, or currency exchange rates or exchange controls, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis, if the effect of any such event specified in this clause (v) in the reasonable judgment of the Underwriter makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes being delivered at the Time of Delivery on the terms and in the manner contemplated in either the General Disclosure Package or the Prospectus or to enforce contracts for the sale of the Notes.

(h) At the Time of Delivery, the Global Note shall be eligible for clearance, settlement and trading in book-entry-only form through the facilities of DTC.

(i) The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement.

(j) The Company shall have furnished or caused to be furnished to the Underwriter at the Time of Delivery certificates of officers of the Company satisfactory to the Underwriter to the effect that (i) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Time of Delivery, (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Time of Delivery, (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are to their knowledge contemplated or threatened by the Commission, and (iv) no event of default under the Indenture or default with notice and/or lapse of time that would be an event of default in respect of the Notes has occurred and is continuing, and as to such other matters as the Underwriter may reasonably request. Any certificate signed by any officer of the Company and delivered to the Underwriter or counsel for the Underwriter in connection with the sale of the Notes contemplated hereby shall be deemed a representation and warranty by the Company to the Underwriter and shall be deemed to be a part of Section 1 and incorporated therein by reference.

(k) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Time of Delivery, prevent the issuance or sale of the Notes by the Company; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Time of Delivery, prevent the issuance or sale of the Notes by the Company.

(l) At or before the Time of Delivery, the Underwriter and counsel for the Underwriter shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

8. (a) The Company and the Bank, jointly and severally, agree to indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, that neither the Company nor the Bank shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein (provided that the Company and the Underwriter hereby acknowledge and agree that the only information that the Underwriter has furnished to the Company specifically for inclusion in any preliminary prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus, or any amendment or supplement thereto, are (i) the discount figure appearing in the Prospectus in the fifth paragraph of the section entitled “Underwriting” and (ii) the two paragraphs appearing in the Prospectus under the heading “Stabilization” in the section entitled “Underwriting” relating to stabilization transactions, over-allotment transactions, syndicate covering transactions and, if applicable, penalty bids in which the Underwriter may engage (collectively, the “Underwriter’s Information”)). Notwithstanding the foregoing, the indemnification provided for in this paragraph (a) and the contribution provided for in paragraph (d) below shall not apply to the Bank to the extent that such indemnification or contribution, as the case may be, by the Bank is found by the Federal Reserve or other applicable federal banking regulatory authority, or in a final judgment by a court of competent jurisdiction, to constitute a covered transaction under Section 23A of the Federal Reserve Act.

(b) The Underwriter agrees to indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement, the General Disclosure Package, the Prospectus, or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the

General Disclosure Package, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such preliminary prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or such individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any such amendment or supplement, in reliance upon and in conformity with the Underwriter’s Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give promptly the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and the Underwriter, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount which the Underwriter received in underwriting discounts and commissions pursuant to this Agreement, including any amount the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Company and the Bank in this subsection (d) to contribute are joint and several.

(e) The obligations of the Company and the Bank under this Section 8 shall be in addition to any liability which the Company or the Bank may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls (within the meaning of the 1933 Act) the Underwriter, or any of the partners, directors, officers and employees of the Underwriter or any such controlling person; and the obligations of the Underwriter under this Section 8 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), each officer of the Company who signs the Registration Statement and to each person, if any, who controls the Company, within the meaning of the 1933 Act.

9. [Reserved.]

10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Notes.

11. If any Notes are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriter for all reasonable out-of-pocket expenses, including reasonable fees and disbursements of counsel, incurred by the Underwriter in connection with the transactions contemplated hereby, including, without limitation, marketing, syndication and travel expenses incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Notes not so delivered, but the Company shall then be under no further liability to the Underwriter except as provided in Sections 6 and 8 hereof.

12. The Company acknowledges and agrees that:

(a) in connection with the sale of the Notes, the Underwriter has been retained solely to act as underwriter, and no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Underwriter, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement;

(b) the interest rate and price of the Notes set forth in this Agreement was established following discussions and arm’s length negotiations between the Company and the Underwriter, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) it has been advised that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriter has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) it waives, to the fullest extent permitted by law, any claims it may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriter shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees, depositors or creditors of the Company.

13. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail or facsimile transmission to the Underwriter at 1251 Avenue of the Americas, 6th Floor, New York, NY 10020, Attention: General Counsel, Facsimile No.: (212) 466-7796, with a copy to Alston & Bird LLP, 1201 West Peachtree Street, Suite 4900, Atlanta, Georgia 30309-3424, Attention: Kyle Healy; and if to the Company shall be delivered or sent by mail to the Company at Home BancShares, Inc., 719 Harkrider Street, Suite 100, Conway, Arkansas 72032, Attention: Chief Financial Officer, with a copy to Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C., 425 West Capitol Avenue, Suite 1800, Little Rock, Arkansas 72201, Attention: C. Douglas Buford, Jr., Esq. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company, and the Bank and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and of the Bank and each person who controls the Company, the Bank or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Notes from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

18. (a) In the event that the Underwriter is a Covered Entity and becomes subject to proceeding under a U.S. Special Resolution Regime, the transfer from the Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that the Underwriter that is a Covered Entity or a BHC Act Affiliate of the Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Agreement, (i) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (ii) “Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (iv) “U.S. Special Resolution Regime” means each of (X) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (Y) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by the Underwriter, this letter and such acceptance hereof shall constitute a binding agreement among the Underwriter, the Company and the Bank.

Very truly yours,

HOME BANCSHARES, INC.

By:	/s/ Brian S. Davis
Name: Brian S. Davis
Title: Chief Financial Officer

CENTENNIAL BANK

By:	/s/ Stephen Tipton
Name: Stephen Tipton
Title: Chief Operating Officer

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED
as of the date hereof:

PIPER SANDLER & CO.,

By:	/s/ Jennifer Docherty
Name: Jennifer Docherty
Title: Associate General Counsel

[Signature Page to Underwriting Agreement]

SCHEDULE I

$300,000,000

3.125 % Fixed-to-Floating Rate Subordinated Notes due 2032

Underwriter	Principal Amount of the Notes
Piper Sandler & Co.	$300,000,000

I-1

SCHEDULE II

Issuer-Represented General Use Free Writing Prospectuses

1.	Investor Presentation, filed with the Commission on January 13, 2022

2.	The Final Term Sheet for the Notes

II-1

SCHEDULE III

Final Term Sheet for the Notes

III-1

Free Writing Prospectus

Filed pursuant to Rule 433

Supplementing the

Preliminary Prospectus Supplement, dated January 13, 2022

Registration No. 333-261495

$300,000,000

3.125% Fixed to Floating Rate Subordinated Notes due 2032

Term Sheet

Issuer:	Home BancShares, Inc. (the “Company”)

Security:	3.125% Fixed to Floating Rate Subordinated Notes due 2032 (the “Notes”)

Aggregate Principal Amount:	$300,000,000

Trade Date:	January 13, 2022

Settlement Date:	January 18, 2022 (T + 2)

Final Maturity Date (if not previously redeemed):	January 30, 2032

Coupon:	From and including the Settlement Date, to but excluding, January 30, 2027 or the date of earlier redemption (the “fixed rate period”) 3.125% per annum, payable semi-annually in arrears. From and including January 30, 2027 to, but excluding, the Maturity Date or the date of earlier redemption (the “floating rate period”), a floating per annum rate equal to a Benchmark rate, (which is expected to be the Three-Month Term SOFR) (each as defined in the prospectus supplement under “Description of the Notes — Interest”), plus 182 basis points for each quarterly interest period during the floating rate period, payable quarterly in arrears; provided, however, that if the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.

Interest Payment Dates:	Interest on the Notes will be payable on January 30 and July 30 of each year through, but not including, January 30, 2027, and quarterly thereafter on January 30, April 30, July 30, and October 30 of each year to, but not including, the maturity date or earlier redemption date. The first interest payment will be made on July 30, 2022.

Record Dates:	The 15th calendar day immediately preceding the applicable interest payment date

Day Count Convention:	30/360 to but excluding January 30, 2027, and, thereafter, a 360-day year and the number of days actually elapsed.

III-2

Optional Redemption:	The Company may, at its option, beginning with the interest payment date of January 30, 2027 and on any interest payment date thereafter, redeem the Notes, in whole or in part, from time to time, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the capital adequacy rules of the Federal Reserve, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to but excluding the date of redemption.

Special Redemption:	The Company may redeem the Notes, in whole but not in part, at any time, including prior to January 30, 2027, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the capital adequacy rules of the Federal Reserve, if (i) a change or prospective change in law occurs that could prevent the Company from deducting interest payable on the Notes for U.S. federal income tax purposes, (ii) a subsequent event occurs that could preclude the Notes from being recognized as Tier 2 Capital for regulatory capital purposes, or (iii) the Company is required to register as an investment company under the Investment Company Act of 1940, as amended, in each case, at a redemption price equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest to but excluding the redemption date.

Denominations:	$1,000 minimum denominations and $1,000 integral multiples thereof.

Use of Proceeds:	The Company intends to use the net proceeds of this offering for general corporate purposes, which may include, but are not limited to, the repayment of the Company’s outstanding subordinated notes and subordinated debentures, the repayment of outstanding subordinated debentures that the Company would assume following the completion of its acquisition of Happy Bancshares, Inc. (“Happy”), investments at the holding company level, providing capital to support the growth of Centennial Bank and the Company’s business, repurchases of the Company’s common shares and the payment of the cash consideration components of future acquisitions.

Price to Public:	100.00%

Underwriters’ Discount:	0.93% of principal amount

Proceeds to Issuer (after underwriters’ discount, but before expenses):	$297,210,000

Ranking:

The Notes will be unsecured, subordinated obligations of the Company and:

•   will rank junior in right of payment and upon the Company’s liquidation to any of the Company’s existing and all future senior indebtedness (as defined in the indenture pursuant to which the Notes will be issued and described under “Description of the Notes” in the preliminary prospectus supplement);

•   will rank equal in right of payment and upon our liquidation with any of the Company’s existing and all of its future indebtedness the terms of which provide that such indebtedness ranks equally with the Notes, including the Company’s 5.625% fixed-to-floating rate subordinated notes due 2027;

•   will rank senior in right of payment and upon the Company’s liquidation to (i) its existing junior subordinated debentures and (ii) any of its future indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to note indebtedness such as the Notes;

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•   will be effectively subordinated to the Company’s future secured indebtedness to the extent of the value of the collateral securing such indebtedness; and

•   will be structurally subordinated to the existing and future indebtedness of the Company’s subsidiaries, including without limitation depositors of Centennial Bank, liabilities to general creditors and liabilities arising in the ordinary course of business or otherwise.

As of September 30, 2021, on a consolidated basis, the Company’s liabilities totaled approximately $15.0 billion, which includes approximately $14.0 billion of deposit liabilities, $400.0 million of Federal Home Loan Bank borrowings, $141.0 million of customer repurchase agreements, $299.7 million of subordinated debentures and $71.2 million of junior subordinated debentures issued or assumed by the Company and Centennial Bank, and $113.7 million of other liabilities. Except for the approximately $299.7 million of subordinated debentures (which rank pari passu in right of payment and upon liquidation to the Notes) and $71.2 million of junior subordinated debentures issued or assumed by the Company (which rank junior in right of payment and upon liquidation to the Notes), all of these liabilities are contractually or structurally senior to the Notes.

Additionally, as of September 30, 2021, Happy had outstanding liabilities totaling $5.75 billion, which includes approximately $5.47 billion of deposit liabilities, $74.7 million of Federal Home Loan Bank borrowings, $138.2 million of subordinated notes, $21.4 million of junior subordinated debentures, and $47.6 million of other liabilities. Except for the approximately $138.2 million of existing subordinated notes issued by Happy (which would rank pari passu in right of payment and upon liquidation to the Notes) and $21.4 million of junior subordinated debentures issued by Happy (which would rank junior in right of payment and upon liquidation to the Notes), all of these liabilities of Happy would be contractually or structurally senior to the Notes following the completion of the Merger.

The Indenture does not limit the amount of additional indebtedness the Company or its subsidiaries may incur.

CUSIP/ISIN:	436893 AC5 / US436893AC51

Book-Running Manager:	Piper Sandler & Co.

This Pricing Term Sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. The information in this Pricing Term Sheet supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent it is inconsistent with the information in the Preliminary Prospectus Supplement. Other information (including other financial information) presented in the Preliminary Prospectus Supplement is deemed to have changed to the extent affected by the information contained herein. Capitalized terms used in this Pricing Term Sheet but not defined have the meanings given them in the Preliminary Prospectus Supplement. The Issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the

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preliminary prospectus supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offerings will arrange to send you the prospectus and the related preliminary prospectus supplement if you request it by emailing Piper Sandler & Co. at fsg-dcm@psc.com.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

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ANNEX I

Form of Opinion of Counsel to the Company

to be delivered pursuant to Section 7(c)

(i) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

(ii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(iii) The Notes have been duly authorized for issuance under the Indenture and sale by the Company to the Underwriter pursuant to the Underwriting Agreement and, when issued and delivered pursuant to the Underwriting Agreement and the Indenture against payment of the consideration set forth therein, will be validly issued and will represent valid and binding obligations of the Company and be entitled to the rights under, and the benefits of, the Indenture.

(iv) The Indenture constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally and by general equitable principles, regardless of whether considered in a proceeding in equity or at law. The Indenture conforms in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(v) Each Subsidiary has been duly organized and is validly existing as a corporation, limited liability company, trust company or bank in good standing under the laws of the jurisdiction of its organization, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(vi) The Registration Statement and any post-effective amendment thereto have become effective upon filing under the Securities Act; any required filing of the Preliminary Prospectus and the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission. The Indenture has been qualified under the Trust Indenture Act.

(vii) The Registration Statement, the Preliminary Prospectus, the Prospectus, and each amendment or supplement to the Registration Statement and the Prospectus, excluding the documents incorporated or deemed incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules and other financial data included therein or omitted therefrom, as to which we express no opinion) complied as to form in all material respects with the requirements of the Securities Act and any regulations promulgated thereunder.

(viii) The documents incorporated by reference in the General Disclosure Package and the Prospectus (other than the financial statements and supporting schedules and other financial data included therein or omitted therefrom, as to which we express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act and any regulations promulgated thereunder.

(ix) To our knowledge, there are no statutes or regulations that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus that are not described as required.

(x) To our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any Subsidiary is a party, or to which the property of the Company or any Subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, (A) which could reasonably be expected to result in a Material Adverse Effect, (B) which if decided adversely to the Company or any Subsidiary, would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Transaction Documents or the performance by the Company of its obligations thereunder, or (C) which are required to be disclosed in the Registration Statement, other than those disclosed in the Registration Statement or in the General Disclosure Package.

Annex I-1

(xi) The information (i) in the General Disclosure Package and the Prospectus under “Description of Capital Stock,” “Description of Subordinated Debt Securities,” “Description of Notes,” “Material U.S. Federal Income Tax Considerations” and “Certain ERISA Considerations”; and (ii) in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters, the Charter and the Bylaws of the Company or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

(xii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to the Underwriting Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus) and conform to the descriptions thereof set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(xiii) To our knowledge, (A) neither the Company nor any Subsidiary is in violation of its charter, bylaws, or similar organizational documents, and (B) no default by the Company or any Subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement, the General Disclosure Package or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

(xiv) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, domestic or foreign (other than (A) under the Securities Act and any regulations promulgated with respect thereto, which have been obtained or made, as applicable, (B) pursuant to a Current Report on Form 8-K under the Exchange Act, or (C) as may be required under FINRA, the securities or blue sky laws of the various states, as to which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement and the performance by the Company of its obligations thereunder or for the offering, issuance, sale or delivery of the Notes under the Underwriting Agreement and the consummation of the transactions contemplated in the Underwriting Agreement and the performance of the Company of its obligations thereunder.

(xv) The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated in the Transaction Documents and in the Prospectus (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under the Transaction Documents do not and will not, whether with or without the giving of notice or lapse of time or both, result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company or any Subsidiary pursuant to the terms or provisions of, and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default or Debt Repayment Triggering Event (as defined below) under, or give rise to the accelerated due date of any payment due under, any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument, known to us, to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective properties may be bound or affected (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect or materially adversely affect the ability of the Company to consummate the transactions contemplated in the Underwriting Agreement), nor will such action result in any violation of the provisions of the charter, bylaws or other organizational documents of the Company or any Subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties, assets or operations (except for such violations that would not have a Material Adverse Effect or materially adversely affect the ability of the Company to consummate the transactions contemplated by the Underwriting Agreement).

(xvi) The Company is not, and after giving effect to the offer and sale of the Notes and the application of the net proceeds from such sale as described under the caption “Use of Proceeds” in the Prospectus will not be, required to register as, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the 1940 Act.

(xvii) The Company has been duly incorporated and, based solely upon a good standing certificate of the Arkansas Secretary of State dated                 , 2022, is validly existing as a corporation in good standing under the laws of the State of Arkansas.

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(xviii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under the Transaction Documents.

(xix) The Notes to be purchased by the Underwriter from the Company have been duly authorized for issuance.

(xx) The Transaction Documents have been duly authorized, executed and delivered by the Company.

(xxi) The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated in the Transaction Documents and in the Prospectus (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under the Transaction Documents do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or result in any violation of the Arkansas Business Corporation Act (the “ABCA”).

Negative Assurance

No facts have come to our attention that would lead us to believe that:

1. the Registration Statement as of the “new effective date” with respect to the Underwriter and the Notes pursuant to, and within the meaning of, Rule 430B(f)(2) promulgated under the Securities Act arising from the filing of the Prospectus with the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

2. the General Disclosure Package, at the Initial Sale Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

3. the Prospectus, as of [•], 2022 or at the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

except that, in each case, we express no belief, and make no statement, with respect to the financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom.

Insofar as the statement set forth in Item 1 in the immediately preceding paragraph addresses the Registration Statement as of the “new effective date” with respect to the Underwriter and the Notes arising from the filing of the Prospectus with the Commission, we have been informed by the Underwriter that, with respect to the Notes, at [•] (New York City time) on [•], 2022 is immediately prior to “the earlier of the date such subsequent form of prospectus is first used or the date and time of the first contract of sale of securities in the offering to which such subsequent form of prospectus relates” within the meaning of Rule 430B(f)(1) promulgated under the Securities Act, and we have assumed, with your permission and without independent investigation or verification, the accuracy of such information.

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ANNEX II

Subsidiaries

Centennial Bank

Centennial Insurance Agency, Inc. d/b/a Insurance Mart, Inc.

Cook Insurance Agency, Inc.

Freedom Insurance Group, Inc.

Centennial AL Holdings, Inc.

Centennial NY Holdings, Inc.

Centennial REIT, Inc.

Centennial Capital, Inc.

Boomer Air, LLC

Centennial AAC NMTC Fund, LLC

Regent Bank Project Finance, Inc.

HBI Insurance, Inc.

Centennial (AR) Statutory Trust I

Liberty (AR) Statutory Trust I

Liberty (AR) Statutory Trust II

Regent Capital Trust II

Regent Capital Trust III

Russellville Statutory Trust I

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